UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2016

Power REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

000-54560

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8: OTHER EVENTS

Item 8.01 – Litigation Update

As previously disclosed in its public filings with the SEC, Power REIT and its wholly-owned subsidiary Pittsburgh & West Virginia Railroad (“P&WV”) have been engaged in litigation with Norfolk Southern Corporation (“NSC”) and NSC’s sub-lessee, Wheeling & Lake Erie Railroad (“WLE” and, together with NSC, the “Litigants”) concerning matters arising under the Railroad Lease between P&WV and NSC. The case has been pending in Federal district court in Pittsburgh, Pennsylvania (the “Court”).

As previously disclosed, Power REIT and P&WV have filed an Appeal to appeal the matter to the United States Court of Appeals for the Third Circuit. The Court of Appeals has set a date for a potential oral argument on January 16, 2017.

P&WV has provided key court filings (including the court filing referenced herein) in the litigation on Power REIT’s website (www.pwreit.com) under a tab called “P&WV Litigation Update” which is under the “Investor Relations” tab. The provided documents and accompanying supporting documents are not comprehensive or complete and the full case docket is available from the Public Access to Court Records (PACER) website. Power REIT encourages interested parties to review all the public filings available on PACER and to review the risks and disclosures in Power REIT’s Annual Report filed on Form 10-k and other documents filed from time to time with the Securities and Exchange Commission (SEC).

Item 8.01 – Declaration of Dividend

On November 28, 2016, the Registrant announces that it has declared a quarterly dividend of $0.48375 per share on Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock payable on December 15, 2016, to shareholders of record on December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016

Power REIT

By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary, & Treasurer